UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2013

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 28, 2013, CONMED Corporation announced its Board of Directors declared a quarterly cash dividend of $0.20 per share, payable on January 6, 2014 to all shareholders of record as of December 16, 2013. This quarterly dividend declaration represents an increase of 33% compared to the most recent $0.15 per share quarterly cash dividend. The Board of Directors expects that future cash dividends will be paid on a quarterly basis such that the total annual dividend rate based on this quarterly cash dividend will equal $0.80 per share, which is equivalent to a dividend yield of approximately 2.2% based on the current share price. Any decision to pay future cash dividends will, however, be subject to Board approval, and will depend on the Company's future earnings, cash flow, financial condition, financial covenants, and other relevant factors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/Robert D. Shallish, Jr.
Robert D. Shallish, Jr.
Executive Vice President- Finance & Chief Financial Officer

Date: October 28, 2013